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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 28, 2006


                                CENVEO, INC.
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          Colorado                    1-12551                  84-1250533
   ------------------------         ------------           -------------------
   (State of Incorporation)         (Commission              (IRS Employer
                                    File Number)           Identification No.)
One Canterbury Green
201 Broad Street
Stamford, CT                                                     06901
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (203) 595-3000

                               Not Applicable
        ------------------------------------------------------------
        Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 28, 2006, Cenveo, Inc. (the "Company") entered into severance agreements with certain of its senior officers, including Thomas
W. Oliva, President, Sean S. Sullivan, Chief Financial Officer, Timothy Davis, General Counsel, and Harry Vinson, Senior Vice President, Purchasing. In the event the employment of any of these executives is terminated without "cause" (as defined) or if any of these executives terminates his employment with "good reason" (as defined), the severance agreements provide the executive with, among other things, an amount equal to one times the sum of the executive's base salary and target bonus opportunity in the year of termination (Mr. Oliva would receive one and one-half times such amount and Mr. Sullivan would receive one and one-quarter times such amount) and vesting in all outstanding equity grants. Each of these executives has agreed, among other things, not to compete with the Company during the period of time for which they receive severance payments.







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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006

                                       CENVEO, INC.


                                       By:      /s/ Sean S. Sullivan
                                          -------------------------------------
                                                Sean S. Sullivan
                                                Chief Financial Officer